Exhibit 99.2

UNITED STATES DISTRICT COURT
DISTRICT OF KANSAS

FABRIZIO MORELLI, derivatively on behalf of COMPASS MINERALS INTERNATIONAL, INC., Plaintiff, v. KEVIN S. CRUTCHFIELD, et al., Defendants, and COMPASS MINERALS INTERNATIONAL, INC., Nominal Defendant.	Lead Case No. 2:24-cv-02496-EFM-ADM

GEORGE ASSAD, Derivatively on Behalf of
Nominal Defendant COMPASS MINERALS
INTERNATIONAL, INC.,

                             Plaintiff,

                             v.

KEVIN S. CRUTCHFIELD, et al.,

                            Defendants,

                            and

COMPASS MINERALS INTERNATIONAL,
INC.,

                           Nominal Defendant.

Case No. 2:25-cv-02186-EFM-ADM

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement dated October 24, 2025 (the “Stipulation”) is made and entered into by and among the following parties, by and through their respective counsel: (1) plaintiffs in the above-captioned stockholder derivative actions (the “Actions”) pending in the United States District Court for the District of Kansas (the “Court”), Fabrizio Morelli (“Morelli”) and George Assad (“Assad”) (the “Plaintiffs”); (2) individual defendants Kevin S. Crutchfield, Edward C. Dowling, Jr., Lorin Crenshaw, Jennifer (Jenny) Hood, Richard
P. Dealy, Jonathan (Jon) Chisholm, Jill Gardiner, Gareth Joyce, Melissa M. Miller, Joseph E. Reece, Lori A. Walker, James Standen, and Shane Wagnon (collectively, the “Individual Defendants”); and (3) nominal defendant Compass Minerals International, Inc. (“Compass” or the “Company,” and together with the Individual Defendants, “Defendants”) (the “Parties” refers collectively to Plaintiffs and Defendants).
This Stipulation, subject to the approval of the Court, is intended to fully, finally, and forever resolve, discharge, and settle any and all Released Claims (as defined herein) upon the terms and subject to the conditions set forth herein.

I.FACTUAL AND PROCEDURAL BACKGROUND

Plaintiffs allege that, inter alia, between February 8, 2023, and March 25, 2024, the Individual Defendants breached their fiduciary duties by issuing and/or causing the Company to issue false and misleading statements and omissions and failing to disclose and/or causing the Company to fail to disclose to the investing public, among other things, that testing on the Company’s proprietary magnesium chloride-based aerial fire retardants did not confirm such fire retardants’ safety, thus overstating the prospects of the U.S. Forest Service awarding Compass a renewed contract for using such fire retardants for the 2024 fire season.

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A.The Actions

On October 30, 2024, plaintiff Morelli filed a Verified Shareholder Derivative Complaint on behalf of Compass in the Court against certain of the Individual Defendants alleging claims for breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, waste of corporate assets, and for violations of Section 14(a) of the Exchange Act, and against certain of the Individual Defendants for contribution under Sections 10(b) and 21D of the Exchange Act, captioned Morelli v. Crutchfield, et al., Case No. 2:24-cv-02496-DDC-BGS (the “Morelli Action”) (Morelli Action, ECF No. 1).
On December 5, 2024, the parties in the Morelli Action filed a stipulation and joint motion to stay the Morelli Action until: (i) the Securities Class Action (defined herein) was dismissed with prejudice; or (ii) the motion to dismiss in the Securities Class Action was denied in whole or in part. (Morelli Action, ECF No. 13), which the Court so-ordered on December 17, 2024. (Morelli Action, ECF No. 18).
On April 9, 2025, plaintiff Assad filed a Verified Shareholder Derivative Complaint on behalf of Compass in the Court against certain of the Individual Defendants alleging claims for breach of fiduciary duty and violations of Section 14(a) of the Exchange Act, captioned Assad v. Crutchfield, et al., Case No. 2:25-cv-02186-DDC-ADM (the “Assad Action”). (Assad Action, ECF No. 1).
On May 30, 2025, the Parties filed a joint motion to consolidate the Morelli Action and Assad Action, appoint co-lead counsel for Plaintiffs, and set a briefing schedule for the Actions (Morelli Action, ECF No. 23, Assad Action, ECF No. 19).
On June 3, 2025, the Court consolidated the Morelli Action and Assad Action for purposes of discovery and ordered, inter alia, that Plaintiffs “shall file a consolidated complaint by June 30, 2025” and that Defendants “shall answer, move to dismiss, or otherwise respond to”

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such consolidated complaint by July 28, 2025. (Morelli Action, ECF No. 24, Assad Action, ECF No. 26).
On June 24, 2025, the Parties filed a joint motion for extension of time, requesting that the Court extend the deadlines for Plaintiffs to file their consolidated complaint and for Defendants to respond to such complaint by sixty days in light of the Parties’ ongoing efforts to resolve the Actions. (Morelli Action, ECF No. 27).
On June 25, 2025, the Court ordered Plaintiffs to file a consolidated complaint by July 30, 2025, and Defendants to respond to such consolidated complaint by August 29, 2025. (Morelli Action, ECF No. 28).
On July 30, 2025, Plaintiffs filed their Verified Amended Consolidated Shareholder Derivative Complaint against the Individual Defendants in both Actions. (Morelli Action, ECF No. 29, Assad Action, ECF No. 28).
On August 11, 2025, the Parties filed a joint motion (the “Joint Motion”) to stay the Actions pending the submission of a formal settlement agreement and motion for preliminary approval, which documents the Parties represented they would submit to the Court in “approximately sixty (60) days.” (Morelli Action, ECF No. 30).
On August 12, 2025, the Court granted the Joint Motion, staying all deadlines in the Actions until October 10, 2025, and further ordering that “[i]f the parties have not filed a settlement agreement by October 10, 2025, they are directed to either file a joint motion seeking extension of the stay or a joint status report that includes a proposed revised schedule of deadlines.” (Morelli Action, ECF No. 31).

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On October 8, 2025, the Court granted a joint motion seeking a 14-day extension of the stay, thereby extending the deadline to file a settlement agreement or a joint status report until October 24, 2025. (Morelli Action, ECF. No. 33).

B.The Securities Class Action

On April 24, 2024, plaintiff John Valentine filed a securities class action in the Court against the Company and defendants Kevin S. Crutchfield, Edward C. Dowling, Jr., Lorin Crenshaw, and Jennifer Hood for violations of the Securities Exchange Act of 1934 (the “Exchange Act”), alleging substantially the same false and misleading statements that are alleged in the Actions, captioned Valentine v. Compass Minerals International, Inc., et al., Case No. 2:24-cv-02165-EFM-ADM (the “Securities Class Action”).
On February 10, 2025, plaintiffs in the Securities Class Action filed an amended complaint, which, inter alia, named James Standen as an additional defendant (Securities Class Action, ECF No. 24).
On June 30, 2025, the parties to the Securities Class Action filed an Unopposed Motion for Preliminary Approval of Class Action Settlement. (Securities Class Action, ECF No. 32). On July 25, 2025, the Court preliminarily approved the settlement in the Securities Class Action. (Securities Class Action, ECF No. 35). A hearing on the Unopposed Motion for Preliminary Approval of Class Action Settlement is scheduled on November 18, 2025. (Securities Class Action, ECF No. 37).
C.Settlement Negotiations

On May 20, 2025, Plaintiffs sent a settlement demand letter to Defendants that, inter alia, proposed a settlement framework that included corporate governance reforms to be implemented by Compass that were designed to address what Plaintiffs allege were the governance deficiencies that resulted in the wrongdoing alleged in the Actions. On July 21, 2025, following

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the exchange of numerous settlement proposals and counterproposals during the prior two months, the Parties reached an agreement in principle on the material terms of a settlement of the Actions, including the agreed to governance reforms (the “Reforms”), subject to Court approval.
Following the Parties’ agreement in principle on the material terms of the settlement, the Parties agreed to participate in a virtual mediation (the “Mediation”) on September 12, 2025, with a highly respected and nationally known mediator, Michelle Yoshida, Esq. of Phillips ADR (the “Mediator”), to negotiate the attorneys’ fees and expenses that would be payable by Compass’s insurers to Plaintiffs’ Counsel in recognition of the substantial benefits achieved through the settlement.
On September 5, 2025, the Parties exchanged with each other and submitted to the Mediator their respective mediation statements.
On September 12, 2025, the Parties attended the Mediation. At the end of the Mediation, the Parties accepted a double-blind proposal made by the Mediator for Compass’s insurers to pay
$850,000.00 in attorneys’ fees and expenses to Plaintiffs’ Counsel, subject to Court approval.

II.PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe that the derivative claims in the Actions have substantial merit and Plaintiffs’ entry into this Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Actions. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the derivative claims against the Individual Defendants through trial and possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the inherent problems of establishing standing in derivative litigation and the possible defenses to the claims alleged in the Actions.

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Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing and analyzing Compass press releases, public statements, and filings with the
U.S. Securities and Exchange Commission (“SEC”); (ii) reviewing and analyzing securities analysts’ reports and advisories and media reports about the Company; (iii) reviewing and analyzing the pleadings and orders in the Securities Class Action; (iv) researching the applicable law with respect to the claims alleged and the potential defenses thereto; (v) preparing and filing initial complaints and an amended complaint in the Actions; (vi) researching and evaluating factual and legal issues relevant to the claims; (vii) engaging in settlement negotiations with Defendants’ counsel regarding the specific facts, and perceived strengths and weaknesses of the Actions, and other issues in an effort to facilitate negotiations; (viii) researching the Company’s corporate governance structure in connection with settlement efforts; (ix) preparing a comprehensive written settlement demand and modified demands over the course of the Parties’ settlement negotiations; and (x) negotiating and drafting this Stipulation.
Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Compass. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of Compass and its stockholders and have agreed to settle the Actions upon the terms and subject to the conditions set forth herein.

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III.INDIVIDUAL DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Throughout the Actions, the Individual Defendants have denied, and continue to deny, any and all of the claims alleged in the Actions, including any allegations of wrongdoing, fault, negligence, liability, or damage to the Plaintiffs, the Company, or the Company’s stockholders. Specifically, the Individual Defendants expressly have denied, and continue to deny, that they engaged in any wrongdoing or violation of the law; that they breached any fiduciary duty, including the duty of care or duty of loyalty; that they wasted corporate assets, were unjustly enriched, engaged in gross mismanagement; that the Company’s disclosures were deficient in any way; that they violated any securities laws; and that they acted in bad faith or improperly in any way. The Individual Defendants assert that, at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Compass and its shareholders. The Individual Defendants maintain that they have meritorious defenses to all claims alleged in the Actions.
Nonetheless, taking into account the uncertainty and risks inherent in any litigation, especially in complex cases such as the Actions, Defendants have concluded that further litigation of the Actions could be protracted, burdensome, and expensive, and that it is desirable and beneficial that the claims asserted in, or that could be asserted in, the Actions be fully and finally settled and terminated in the manner and upon the terms and conditions set forth in this Stipulation. Nothing in this Stipulation shall be construed as any admission or concession by the Individual Defendants of any wrongdoing, fault, negligence, liability, or damages whatsoever. Neither the Settlement nor any of the terms of this Stipulation shall be construed or deemed to be evidence of or constitute an admission, concession, or finding with respect to any claim or

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allegation of any fault, negligence, liability, wrongdoing, or damage whatsoever, or any infirmity in the defenses that the Defendants have, or could have, asserted.
IV.TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Parties herein, in consideration of the benefits flowing to the Parties from the Settlement, and subject to the approval of the Court, that the Released Claims shall be finally, fully, and forever compromised, settled, and released, and the Actions shall be dismissed with prejudice and with full preclusive effect as to all Parties, upon and subject to the terms and conditions of this Stipulation, as set forth below.
1.DEFINITIONS

As used in this Stipulation, the following terms have the meanings specified below:

1.1 “Actions” means the above-captioned shareholder derivative actions pending in the United States District Court for the District of Kansas.
1.2“Board” means the Board of Directors of Compass.

1.3“Compass” or the “Company” means nominal defendant Compass Minerals

International, Inc.

1.4“Court” means the United States District Court for the District of Kansas.

1.5 “Current Compass Stockholders” means any Person or Persons who are record or beneficial owners of Compass stock as of the date of this Stipulation and who continue to own Compass stock through the date of the Settlement Hearing (defined herein), excluding the Individual Defendants, the officers and directors of Compass, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which any of the Individual Defendants has or has had a controlling interest.

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1.6“Defendants” means the Individual Defendants and nominal defendant Compass.

1.7 “Defendants’ Counsel” means Skadden, Arps, Slate, Meagher & Flom LLP and Husch Blackwell LLP.
1.8 “Defendants’ Released Claims” means any and all manners of claims or causes of action (including known and Unknown Claims), whether based on federal, state, local, statutory or common law, in equity, or on any other law, rule, regulation, ordinance, contract, or the law of any foreign jurisdiction, whether fixed or contingent, known or unknown, liquidated or unliquidated, suspected or unsuspected, asserted or unasserted, matured or unmatured, arising out of the commencement, litigation, or settlement of the Actions.
1.9 “Defendants’ Released Persons” means Plaintiffs, Plaintiffs’ Counsel, and each of their past, present, or future family members, spouses, domestic partners, associates, affiliates, subsidiaries, parents, representatives, employees, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other Person or entity acting or purporting to act for or on behalf of any Plaintiff or any Plaintiffs’ Counsel, and each of their respective predecessors, successors, and assigns thereof in their capacities as such.
1.10“Effective Date” means the first date by which all of the events and conditions specified in section IV, paragraph 6.1 have been met and have occurred.
1.11“Final” means with respect to any order or Judgment of the Court, that such order or Judgment represents a final and binding determination of all issues within its scope and has not been reversed, vacated, or modified in any way and is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage,

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without action, of time for seeking appellate review. Without limitation, an order or Judgment becomes Final when either: (a) no appeal therefrom has been filed and the time has passed for any notice of appeal to be timely filed therefrom; or (b) an appeal from the Judgment or order has been filed and either: (i) the court of appeals has either affirmed the order or Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (ii) a higher court has granted further appellate review and that court has either affirmed the underlying order or Judgment or affirmed the court of appeals’ decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall include any motion for reconsideration or petition for a writ of certiorari or other writ that may be filed in connection with approval or disapproval of this Stipulation. Any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to: (a) attorneys’ fees, costs, or expenses; or (b) the approval of payment of Service Awards (defined herein at ¶ 4.4) to Plaintiffs, shall not in any way delay, affect, or preclude the time set forth above for the Judgment to become Final, or otherwise preclude the Judgment from becoming Final.
1.12“Individual Defendants” means Kevin S. Crutchfield, Edward C. Dowling, Jr., Lorin Crenshaw, Jennifer Hood, Richard P. Dealy, Jon Chisholm, Jill Gardiner, Gareth Joyce, Melissa M. Miller, Joseph E. Reece, Lori A. Walker, James Standen, and Shane Wagnon.
1.13“Judgment” means the proposed Order and Final Judgment to be entered by the Court that dismisses the Actions pursuant to the Settlement, substantially in the form of Exhibit D attached hereto, or in such other form as may be approved in writing by all of the Parties acting by and through their respective counsel of record.
1.14“Notice” means the Notice of Pendency and Proposed Settlement of Stockholder

Actions, substantially in the form of Exhibit C attached hereto.

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1.15 “Parties” means Plaintiffs, Individual Defendants, and Compass.

1.16“Person” means any natural person, individual, corporation (including all divisions and subsidiaries), limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, any business or legal entity, and any respective agents, spouses, heirs, beneficiaries, trustees, transferees, legatees, executors, administrators, personal representatives, predecessors, successors, transferors, transferees, representatives, and assigns of any of the foregoing.
1.17 “Plaintiffs” means Fabrizio Morelli and George Assad.

1.18“Plaintiffs’ Counsel” means The Brown Law Firm, P.C., Walters Renwick Richards & Vaughan, P.C., Glancy Prongay & Murray LLP, and Beam-Ward, Kruse, Wilson & Fletes, LLC.
1.19“Plaintiffs Releasing Parties” means Plaintiffs, for themselves and derivatively on behalf of Compass, Compass, each and all of the past and present shareholders of Compass derivatively on behalf of Compass, and each of their past, present, or future family members, spouses, domestic partners, associates, affiliates, subsidiaries, parents, representatives, employees, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other Person or entity acting or purporting to act for or on behalf of any of them, and each of their respective predecessors, successors, and assigns thereof in their capacities as such, and for any Person or entity that could assert any of the Released Claims on their behalf.

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1.20“Preliminary Approval Order” means the [Proposed] Preliminary Approval Order entered by the Court that preliminarily approves the Settlement, authorizes the form and manner of providing notice of the Settlement to Current Compass Stockholders, and sets a date for the Settlement Hearing, substantially in the form of Exhibit B attached hereto.
1.21“Reforms” means the corporate governance measures set forth in Exhibit A attached hereto, which the Company shall adopt, implement, and maintain, pursuant to and in accordance with this Stipulation.
1.22“Released Claims” collectively means any and all manner of claims or causes of action (including known and Unknown Claims), including, but not limited to, debts, demands, rights, interests, actions, suits, causes of action, cross-claims, counter-claims, charges, judgments, obligations, setoffs, or liabilities for any obligations of any kind whatsoever (however denominated), for fees, costs, penalties, damages whenever incurred, and liabilities of any nature whatsoever (including, without limitation, direct or indirect claims or demands for rescission, damages, interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses, or liabilities whatsoever, including joint and several), whether based on federal, state, local, statutory or common law, in equity, or on any other law, rule, regulation, ordinance, contract, or the law of any foreign jurisdiction, whether fixed or contingent, known or unknown, liquidated or unliquidated, suspected or unsuspected, asserted or unasserted, matured or unmatured, pleaded or unpleaded, arising from any fact, act or omission alleged or claims asserted in the Actions derivatively or that could have been alleged or asserted on behalf of Compass derivatively, including those that were threatened, asserted, or could have been asserted by any of Compass’s stockholders derivatively, or that Compass could have asserted directly, in any court, tribunal, forum or proceeding, against any of the Released Persons.

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1.23“Released Persons” means Defendants and each and all of their past, present, or future family members, spouses, domestic partners, associates, affiliates, subsidiaries, parents, representatives, employees, officers, directors, stockholders, owners, members, representatives, attorneys (to include Defendants’ Counsel), financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, and administrators, or any other Person or entity acting or purporting to act for or on behalf of any Defendant or any counsel for any Defendant, and each of their respective predecessors, successors, and assigns thereof in their capacities as such.
1.24 “Settlement” means the settlement and compromise of the Actions as provided for in this Stipulation.

1.25“Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement, and whether the payment of the agreed-to Fee and Expense Amount and the Service Awards (as defined in ¶¶ 4.1 and 4.4 infra) for Plaintiffs to be drawn therefrom should be approved.
1.26“Unknown Claims” means any Released Claims or any Defendants’ Released Claims that any of the Plaintiffs Releasing Parties or any of the Released Persons does not know of or suspect to exist in his, her, or its favor at the time of the Settlement, including, without limitation, claims that, if known by him, her, or it, might have affected his, her, or its Settlement with and release of the Released Persons or release of Defendants’ Released Persons or might have affected his, her, or its decision whether to object to this Settlement. With respect to any and all Released Claims and Defendants’ Released Claims, the Parties stipulate and agree that, upon the Effective Date, the Parties shall expressly waive and relinquish, and the Plaintiffs

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Releasing Parties and the Released Persons shall be deemed to have and by operation of the Judgment shall have expressly waived and relinquished to the fullest extent permitted by law, the provisions, rights and benefits conferred by and under California Civil Code § 1542, and any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Plaintiffs Releasing Parties and Released Persons acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims and Defendants’ Released Claims, but it is the intention of the Parties that the Plaintiffs Releasing Parties and Released Persons shall be deemed to and by operation of the Judgment shall completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims and Defendants’ Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, upon any theory of law or equity now existing or coming into existence in the future, and without regard to the subsequent discovery of additional or different facts. The Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the Stipulation of which this release is a part.

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2.TERMS OF THE SETTLEMENT

2.1 At the next regularly scheduled meeting of the Board after the Court enters the Judgment, the Board shall adopt resolutions and amend Board committee charters, corporate governance documents, and/or the Company’s Bylaws1 to ensure the adoption, implementation, and maintenance of the Reforms, which are set forth in Exhibit A attached hereto, and which shall remain in effect for no less than five (5) years from the date of implementation.
2.2 Compass and the Individual Defendants acknowledge and agree that the Actions caused the adoption and implementation of the Reforms and that the Reforms confer substantial benefits upon Compass and the Current Compass Stockholders.
3.APPROVAL AND NOTICE

3.1 As soon as practicable, Plaintiffs shall submit this Stipulation together with its exhibits to the Court and shall apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current Compass Stockholders; and (iii) a date for the Settlement Hearing.
3.2 Within twenty-one (21) days after the entry of an order by the Court preliminarily approving the Settlement, Compass shall: (1) post a copy of the Notice and the Stipulation and exhibits thereto on the Investor Relations portion of the Company’s website and maintain the documents there through the date of the Settlement Hearing; (2) issue a press release with the Notice; and (3) file with the SEC the Notice and Stipulation and exhibits thereto as exhibits to an SEC Form 8-K. The Notice shall provide a link to the Investor Relations portion of the Company’s

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1 The term “Bylaws” refers to the Amended and Restated Bylaws Compass Minerals International, Inc. (effective as of May 16, 2024).

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website where the Notice and Stipulation and exhibits thereto may be viewed, which page will be maintained through the date of the Settlement Hearing. Compass shall be solely responsible for paying the costs and expenses related to providing notice of the Settlement set forth in this paragraph or as otherwise required by the Court. The Parties believe the form and manner of the notice procedures set forth in this paragraph constitute adequate and reasonable notice to Compass stockholders pursuant to applicable law and due process.
3.3 Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and Current Compass Stockholders are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any derivative action asserting any Released Claims against any of the Released Persons. The Parties will request that the current proceedings in the Actions, including any deadlines or filing requirements, except to consummate the Settlement, be suspended.
4.ATTORNEYS’ FEES AND REIMBURSEMENT OF EXPENSES

4.1 In consideration of the substantial benefits conferred upon Compass by the Reforms as a direct result of Plaintiffs’ and Plaintiffs’ Counsel’s efforts in connection with the Actions, and subject to Court approval, the Company’s insurers shall pay to Plaintiffs’ Counsel, collectively, their attorneys’ fees and costs in the amount of eight hundred fifty thousand dollars ($850,000.00) (the “Fee and Expense Amount”).
4.2 The Fee and Expense Amount shall be paid to The Brown Law Firm, P.C.’s escrow account (the “Escrow Account”) within twenty (20) days after the later of (i) the date of entry of the Preliminary Approval Order, or (ii) the date on which Plaintiffs’ Counsel provides written payment instructions and a W-9 form to Defendants’ Counsel, and which amount, to the extent approved by the Court, shall be released from the Escrow Account once the Court enters the

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Judgment and an order approving the Fee and Expense Amount—notwithstanding the existence of any collateral attacks on the Settlement, including, without limitation, any objections or appeals—to the firms comprising Plaintiffs’ Counsel. Plaintiffs’ Counsel shall allocate the Fee and Expense Amount as agreed among themselves. Defendants are not responsible for the allocation of the Fee and Expense Amount among Plaintiffs’ Counsel. Plaintiffs’ Counsel shall make no request to the Court for (and hereby release any right they may otherwise have to seek) attorneys’ fees and/or costs beyond the Fee and Expense Amount. Approval of this Stipulation and entry of Judgment thereon pursuant to Federal Rule of Civil Procedure 54(b) is not conditioned on and need not await any ruling by the Court pertaining solely to the Fee and Expense Amount; and any appeal or proceeding seeking subsequent judicial review pertaining solely to the Fee and Expense Amount shall not in any way delay or affect the Judgment from becoming Final or otherwise preclude the Judgment from becoming Final.
4.3 In the event that the Judgment fails to become Final as defined in section IV, paragraph 1.11, if a collateral attack is successful or the Settlement is otherwise terminated, or to the extent that the Court does not approve Plaintiffs’ Counsel’s application for an award of attorneys’ fees and costs in the full amount of the Fee and Expense Amount, Plaintiffs’ Counsel must refund the Fee and Expense Amount to the extent it is denied or reduced to Compass’s insurers within thirty (30) days from receiving notice from Defendants’ Counsel or from a court of appropriate jurisdiction.
4.4 Plaintiffs’ Counsel may apply to the Court for service awards of up to one thousand five hundred dollars ($1,500.00) for each of the two Plaintiffs to be paid from the Fee and Expense Amount in recognition of Plaintiffs’ participation and effort in the prosecution of the Actions (the “Service Awards”). Defendants shall not object to the application for the Service Awards.

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Approval of this Stipulation and entry of Judgment thereon pursuant to Federal Rule of Civil Procedure 54(b) is not conditioned on and need not await any ruling by the Court pertaining solely to the Service Award; and any appeal or proceeding seeking subsequent judicial review pertaining solely to the Service Award shall not in any way delay or affect the Judgment from becoming Final or otherwise preclude the Judgment from becoming Final.
4.5 Any order or proceeding (or any portion thereof) relating to the Fee and Expense Amount or the Service Award, or any appeal from any order (or any portion thereof) relating thereto or reversal or modification thereof, shall have no effect on the Settlement and shall not operate to terminate or cancel this Stipulation or to affect or delay the finality of the Judgment approving this Stipulation. Except as provided in the Stipulation, Defendants shall bear no other expenses, costs, damages or fees incurred by the Plaintiffs, Plaintiffs’ Counsel, or any of their attorneys, experts, advisers, agents or representatives. Defendants and Defendants’ Counsel shall have no responsibility for or liability with respect to the allocation among any counsel for any Plaintiffs of the Fee and Expense Amount as approved by the Court, and Defendants take no position with respect to such matters. The Fee and Expense Amount represents the entirety of Defendants’ or their insurers’ financial obligations under this Stipulation and in connection with this Settlement.
4.6 For the avoidance of doubt, no order of the Court or modification or reversal on appeal of any order of the Court concerning the Fee and Expense Amount or Service Award shall operate to terminate or cancel this Stipulation, constitute grounds for cancellation or termination of the Stipulation.

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5.RELEASES

5.1 Upon the Effective Date, the Plaintiffs Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons, individually on behalf of themselves, and derivatively on behalf of Compass, and on behalf of their respective agents, spouses, heirs, executors, administrators, personal representatives, predecessors, successors, transferors, transferees, representatives, and assigns, in their capacities as such. Plaintiffs Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons.
5.2 Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of Defendants’ Released Persons from Defendants’ Released Claims. The Released Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Defendants’ Released Persons with respect to any of Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against Defendants’ Released Persons.
5.3 Notwithstanding anything herein to the contrary, neither the Released Claims nor the Defendants’ Released Claims include: (i) any claims related to the enforcement of the Settlement or the Judgment; (ii) any claims by Defendants or any insured to enforce their rights relating to insurance coverage or indemnification; (iii) any right to a distribution under a plan of allocation in the Securities Class Action; or (iv) any claim, counterclaim, or defense currently

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asserted, or that may be asserted, by the parties in the action captioned Burnham et al. v. Compass Minerals International, Inc. et al., No. 1:25-cv-03892 (S.D.N.Y.) related to the decision to enter into and the formation, performance, or enforcement of the Membership Interest Purchase Agreement at issue in that case.
6.CONDITIONS    OF    SETTLEMENT;    EFFECT    OF    DISAPPROVAL, CANCELLATION, OR TERMINATION

6.1 The Settlement shall not become effective until the first date upon which all of the following conditions have been satisfied, unless one or more of the conditions is expressly waived in writing by counsel for each of the Parties:
a.Court approval of the content of the Notice and method of providing notice of the Settlement;
b. Court entry of the Preliminary Approval Order;

c. Dissemination of the Notice pursuant to the Preliminary Approval Order;

d.Court entry of the Judgment, substantially in the form of Exhibit D annexed hereto, approving the Settlement and dismissing the Actions with prejudice, without awarding costs to any party, except as provided herein;
e. The Judgment referred to above shall have become Final; and

f.Payment of the Fee and Expense Amount to the Escrow Account in accordance with section IV, paragraph 4.2.
6.2 If any of the conditions specified above in section IV, paragraph 6.1 are not met, then this Stipulation shall be canceled and terminated subject to section IV, paragraph 6.3, unless counsel for the Parties mutually agree in writing to proceed with this Stipulation.
6.3 If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way canceled, terminated or fails to become Final in accordance with its

21

terms: (a) all Parties shall be restored to their respective positions in the Actions as of the date of this Stipulation; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Amount paid to Plaintiffs’ Counsel shall be refunded and returned within thirty (30) days; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by a Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Actions or in any other action or proceeding. In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Parties and shall not be used in the Actions or in any other proceeding for any purpose.
7.NO ADMISSION OF LIABILITY

7.1 It is expressly understood and agreed that neither the Settlement nor any act or omission in connection therewith is intended or shall be deemed or argued to be evidence of or to constitute an admission or concession by: (a) the Defendants as to (i) the truth of any fact alleged by the Plaintiffs, (ii) the validity of any claims or other issues raised, or which might be or might have been raised, in the Actions or in any other litigation, (iii) the deficiency of any defense that has been or could have been asserted in the Actions or in any litigation, or (iv) any wrongdoing, fault, negligence, or liability of any kind, which Defendants expressly deny; or (b) the Plaintiffs that any of their claims are without merit, that any of the Released Persons had meritorious defenses, or that damages or other relief recoverable in the Actions would not have exceeded the terms of the Settlement.

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8.MISCELLANEOUS PROVISIONS

8.1 This Stipulation shall be deemed to have been prepared by the Parties hereto and shall not be construed against any of them by reason of authorship.
8.2 The Parties agree that in the event of any cancellation or termination of this Stipulation, all of the Parties’ rights and remedies at law, equity, or otherwise, are expressly reserved.
8.3 The Parties: (i) acknowledge that it is their intent to consummate this Settlement as set forth in this Stipulation; and (ii) agree to act in good faith and to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation. In the event that any dispute arises between the Parties regarding such efforts, they shall attempt to resolve the dispute in good faith.
8.4 In the event that any part of the Settlement or this Stipulation is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement and this Stipulation shall remain intact.
8.5 The Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Actions and any and all claims released herein.
8.6 This Stipulation shall not be deemed to prejudice any of the positions of any of the Parties. Neither the Stipulation nor the Settlement, nor any of its terms or provisions, nor entry of the Judgment, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Parties or any other Person as a presumption, a concession or an admission of, or evidence of, jurisdiction over, fault, negligence, wrongdoing or liability of the Defendants or of the validity of any Released Claims; or (b) is intended by the Parties to be

23

offered or received as evidence or used by any other Person in any other actions or proceedings, whether civil, criminal or administrative.
8.7 Nothing in the Settlement or this Stipulation, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, attorney-client privilege, joint defense privilege, or work product protection. Defendants may file this Stipulation and/or the Judgment in any action that has or may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
8.8 Compass may, in its discretion, publicly announce or otherwise disclose the terms of this Settlement. Until such disclosure is made by Compass, the Parties agree that, other than disclosures required by law, there will be no public announcements regarding the Settlement. Once Compass publicly announces the Settlement or its terms are otherwise publicly disclosed, any public comments from the Parties regarding this resolution will not substantially deviate from words to the effect that the Parties have reached a mutually agreeable resolution by way of a settlement, and each Party may characterize the Settlement as favorable. This provision does not affect any notice requirements hereunder, or any other applicable legal requirements.
8.9 The Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference. In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any Exhibit hereto, the terms of this Stipulation shall prevail.

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8.10The Stipulation, along with its Exhibits, may be amended or modified only by a written instrument signed by or on behalf of all Parties or their respective successors-in-interest. This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Parties as to the subject matter hereof and supersede any prior or contemporaneous written or oral agreements or understandings between the Parties. No representations, warranties or inducements have been made to any Party concerning the Stipulation or any of its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein and subject to applicable indemnities and policies of insurance, each of the Parties shall bear their own fees and costs. Nothing in this Stipulation is intended to alter in any way any of the Individual Defendants’ indemnification rights arising under law or by contract with the Company or affect any agreement between any Individual Defendant and the Company.
8.11Each counsel or other Person executing the Stipulation, its Exhibits, or any related Settlement document on behalf of a Party hereby warrants that such Person has the full authority to do so on behalf of that Party, and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms, without requiring additional consent, approval, or authorization of any other Person, board, entity, tribunal, or other regulatory or governmental authority.
8.12The Stipulation may be executed in one or more counterparts with the same effect as if all Parties had executed the same document. All executed counterparts shall be construed together and shall constitute one instrument. A complete set of executed counterparts, either originally executed or copies thereof, shall be filed with the Court. A facsimile or electronic (e.g., PDF format) copy of this Settlement as executed shall be deemed an original.

25

8.13The Parties agree that each party and their counsel have complied fully with the applicable requirements of good faith litigation. The Parties shall not take the position that the Actions were brought or defended in bad faith or in violation of Rule 11 of the Federal Rules of Civil Procedure or its state law counterparts.
8.14The Settlement and this Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties and the Released Persons.
8.15Unless otherwise provided, the Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation without further order of the Court.
8.16The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and the Parties submit to the jurisdiction of the Court solely for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment, and for matters or disputes arising out of or relating to the Settlement.
8.17The construction and interpretation of this Stipulation shall be governed by and construed in accordance with the laws of the State of Delaware and without regard to the laws that might otherwise govern under principles of conflicts of law applicable hereto.
8.18Counsel for the Parties agree to cooperate fully with one another in seeking Court approval of the Settlement, as embodied in this Stipulation, and to use best efforts to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the Court of the Settlement.
8.19In the event any proceedings by or on behalf of Compass, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including an act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Parties agree to use their reasonable best efforts to obtain all necessary orders, consents,

26

releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner. In the event of any Bankruptcy Proceedings by or on behalf of Compass, the Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the bankruptcy court to carry out the terms and conditions of the Stipulation.
8.20Any planned, proposed, or actual sale, merger, or change-in-control of Compass shall not void the Settlement or this Stipulation. The Settlement and this Stipulation shall run to the Parties’ respective successors-in-interest. In the event of a planned, proposed, or actual sale, merger, or change-in-control of Compass, the Parties shall continue to seek Court approval of the Settlement expeditiously, including, without limitation, the Settlement terms reflected in this Stipulation and the Fee and Expense Amount.
8.21Plaintiffs shall share drafts of proposed documents to be filed in support of the motion for preliminary or final approval of the Settlement at least five (5) business days before they are to be filed with the Court. Defendants shall have the right to suggest revisions.
8.22 The following exhibits are annexed hereto and incorporated herein by reference:

(a)Exhibit A: Reforms;

(b)Exhibit B: Preliminary Approval Order;

(c)Exhibit C: Notice; and

(d)Exhibit D: Order and Final Judgment.

IN WITNESS WHEREOF, the Parties have caused the Stipulation to be executed by their duly authorized attorneys and dated October 24, 2025.

[Signature page to follow]

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THE BROWN LAW FIRM, P.C.

/s/ Timothy Brown
Timothy Brown
767 Third Avenue, Suite 2501 New York, NY 10017 Telephone: (516) 922-5427
Facsimile: (516) 344-6204
Email: tbrown@thebrownlawfirm.net

Counsel for Plaintiff Fabrizio Morelli

GLANCY PRONGAY & MURRAY LLP

/s/ Benjamin I. Sachs-Michaels
Benjamin I. Sachs-Michaels
745 Fifth Avenue, Fifth Floor
New York, New York 10151
Telephone: (212) 935-7400
Email:bsachsmichaels@glancylaw.com

Counsel for Plaintiff George Assad

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
/s/ Susan L. Saltzstein
Jay B. Kasner
Susan L. Saltzstein
One Manhattan West New York, NY 10001
Telephone: (212) 735-3000
Email: jay.kasner@skadden.com
Email: susan.saltzstein@skadden.com

HUSCH BLACKWELL LLP
Catherine L. Hanaway (pro hac vice)
190 Carondelet Plaza, Suite 600
St. Louis, MO 63105
Telephone: (314) 480-1500
Email:
catherine.hanaway@huschblackwell.com

HUSCH BLACKWELL LLP
Sara A. Fevurly (Bar No. 27537)
4801 Main Street, Suite 1000
Kansas City, MO 64112
Telephone: (816) 983-8000
Email: sara.fevurly@huschblackwell.com

Counsel for Defendants

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UNITED STATES DISTRICT COURT
DISTRICT OF KANSAS

FABRIZIO MORELLI, derivatively on behalf of COMPASS MINERALS INTERNATIONAL, INC., Plaintiff, v. KEVIN S. CRUTCHFIELD, et al., Defendants, and COMPASS MINERALS INTERNATIONAL, INC., Nominal Defendant.	Lead Case No. 2:24-cv-02496-EFM-ADM EXHIBIT A

GEORGE ASSAD, Derivatively on Behalf of
Nominal Defendant COMPASS MINERALS
INTERNATIONAL, INC.,

                             Plaintiff,

                             v.

KEVIN S. CRUTCHFIELD, et al.,

                            Defendants,

                            and

COMPASS MINERALS INTERNATIONAL,
INC.,

                           Nominal Defendant.

Case No. 2:25-cv-02186-EFM-ADM

CORPORATE GOVERNANCE REFORMS
At the next regularly scheduled meeting of the Board of Directors following issuance of a final order approving settlement (“Final Approval”) of the above-captioned stockholder derivative actions (the “Actions”), brought on behalf of nominal defendant Compass Minerals International, Inc. (“Compass” or the “Company”) by the United States District Court for the District of Kansas (the “Court”), Compass’ board of directors (the “Board”) shall adopt resolutions to amend committee charters, or amend corporate governance documents, needed to ensure the adoption, implementation, and maintenance of the following corporate governance reforms (“Reforms”), which shall remain in effect for no less than five (5) years.
Compass and the Individual Defendants acknowledge and agree that the Actions caused the adoption and implementation of the Reforms and that the Reforms confer substantial benefits upon Compass and its current stockholders.
1.BOARD POLICY ON STRATEGIC TRANSACTIONS
The Company shall adopt a formal Board Policy on Strategic Transactions, which is attached hereto as Exhibit A, and shall post the Board Policy on Strategic Transactions on its website.
2.IMPROVEMENTS TO OVERSIGHT OF COMPASS’S
MARKETING AND SALES EFFORTS
Compass shall adopt policies and incorporate these policies in future director, officer, and relevant employee training programs, regarding marketing and sales efforts that include customer contract review, expense documentation, and audit policies and processes to ensure compliance, consistent with the Reforms set forth herein.
3.IMPROVEMENTS TO THE CHIEF COMMERCIAL OFFICER
(“CCO”) POSITION
The Board shall direct management to improve its CCO position. The responsibilities and duties of Compass’s CCO shall include the following, to the extent the CCO is not currently tasked with such responsibilities:
(a)Presenting quarterly to the Board an analysis of the Company’s progress in terms of securing relationships with customers, the Company’s projected revenue growth, and overall projected demand of the larger market for Compass’s current and future products;
(b)During the first year in which the above-mentioned quarterly CCO presentations to the Board occur, the CCO shall conduct a review of the Company’s operations and earnings guidance and provide feedback that will be incorporated into the CCO’s reports to the Board;

(c)Meeting with the Board and the Chief Executive Officer (“CEO”) at least quarterly to monitor the Company’s performance and ensure that the Board is regularly apprised of the Company’s progress with respect to the implementation of the approved strategy to address Compass’s actual and potential sales and marketing activities;
(d)Leading the development and execution of effective strategies to assure legally compliant investor communications regarding sales and marketing; and
(e)Working directly with the Chief Financial Officer (“CFO”) and the Disclosure Committee to ensure that all investor-related documents and announcements regarding sales and marketing, including, but not limited to, talking points, corporate presentation materials, press releases, conference calls, and SEC filings, are accurate and truthful.
4.INTERNAL CONTROLS TRAINING AND EDUCATION
Compass shall hold training/education sessions with the finance, accounting and audit teams and owners of control items. Topics shall include:
(a)Identifying necessary resources needed to effectively manage internal knowledge of risk exposure, existing laws and regulations, and disclosure obligations;
(b)Assessing risks of non-compliance with laws and regulations, internal controls, and disclosure obligations, incorporating such risk assessments into internal audit procedures; and
(c)Exploring the use of technology to improve auditing techniques, data mining, and predictive modeling with respect to compliance issues and risk exposure.
5.AMENDMENT TO COMPANY POLICY AND GUIDELINES ON FAIR DISCLOSURE TO THE INVESTMENT COMMUNITY AND ADDITIONAL AUTHORITY TO CHIEF ACCOUNTING OFFICER
The Company will amend its Guidelines for Fair Disclosure to the Investment Community policy to require involvement of its Chief Accounting Officer (“CAO”) in the Company’s public disclosure process. Specifically, the Company shall amend the following:
(a)The CAO shall be added as an Authorized Spokesperson;
(b)Approval of the CAO shall be required for any modification of guidance issued by the Company; and

(c)The Chief Accounting Officer shall be subject to the same restrictions on communications relating to analyst reports as the CEO, CFO and Investor Relations representatives.
6.EMPLOYEE TRAINING IN RISK ASSESSMENT AND COMPLIANCE
Compass shall ensure that it provides an annual employee-training program that adheres to the following conditions, to the extent it does not already:
(a)Compass’s Chief Legal Officer (“CLO”) shall have primary responsibility for education pursuant to this provision;
(b)Training shall be available for all officers and financial department of Compass. Training shall be annual for all such persons, and in the event a person is appointed or hired after the annual training for a particular year, a special training session shall be held for such individual within fourteen
(14) business days of his or her appointment or hiring; and
(c)Training shall include coverage of risk assessment and compliance, Compass’s Code of Ethics and Business Conduct, Corporate Governance Guidelines, Whistleblower Policy, and any and all other manuals or policies established by Compass concerning legal or ethical standards of conduct to be observed in connection with work performed for Compass (“Compass’s Policies”).
7.IMPROVEMENTS TO THE COMPENSATION COMMITTEE
Compass shall adopt a resolution to amend the Compensation Committee Charter. The amended Compensation Committee Charter shall be posted on the Company’s website. The Compensation Committee Charter shall require the following:
(a)In determining, setting, or approving annual short-term compensation arrangements, the Compensation Committee shall take into account the particular executive’s performance as it relates to both legal compliance and compliance with the Company’s internal policies and procedures. This shall not affect payments or benefits that are required to be paid pursuant to the Company’s plans, policies, or agreements; and
(b)In determining, setting, or approving termination benefits and/or separation pay to executive officers, the Compensation Committee shall take into consideration the circumstances surrounding the particular executive officer’s departure and the executive’s performance as it relates to both legal compliance and compliance with the Company’s internal policies and procedures. This shall not affect payments or benefits that are required to be paid pursuant to the Company’s plans, policies, or agreements.

8.DISCLOSURE BEST PRACTICES EDUCATIONAL SESSIONS
At least twice per year, the Company shall organize educational presentations regarding disclosure best practices. These educational sessions shall be made available to the Company’s legal department, finance department, senior officers and all members of the Disclosure Committee.

Exhibit A
BOARD POLICY ON STRATEGIC TRANSACTIONS
It is the policy of the Board of Directors (the “Board”) of Compass Minerals International, Inc. (the “Company”) that in the event the Board determines to pursue a Strategic Transaction (as defined below), the Board shall appoint an ad hoc committee of independent directors to assist the Board in its consideration and oversight of such Strategic Transaction, with the authority to review, consider, and oversee the development of and make recommendations to the Board regarding any such Strategic Transaction, and to exercise such additional powers with respect to such Strategic Transaction and such other matters as may be delegated to such committee by the Board, including, but not limited to:
(a)Developing criteria for use in evaluating potential strategic investments; and
(b)Assisting management to identify critical strategic issues facing the Company.
Such committee shall have the authority to use such advisors, and receive such assistance from management, as it determines appropriate.
A “Strategic Transaction” shall mean, for purposes of this policy, (i) a material acquisition or disposition by the Company, (ii) a merger or similar business combination to which the Company is a party, or (iii) the sale of the Company.

UNITED STATES DISTRICT COURT
DISTRICT OF KANSAS

FABRIZIO MORELLI, derivatively on behalf of COMPASS MINERALS INTERNATIONAL, INC., Plaintiff, v. KEVIN S. CRUTCHFIELD, et al., Defendants, and COMPASS MINERALS INTERNATIONAL, INC., Nominal Defendant.	Lead Case No. 2:24-cv-02496-EFM-ADM EXHIBIT B

GEORGE ASSAD, Derivatively on Behalf of
Nominal Defendant COMPASS MINERALS
INTERNATIONAL, INC.,

                             Plaintiff,

                             v.

KEVIN S. CRUTCHFIELD, et al.,

                            Defendants,

                            and

COMPASS MINERALS INTERNATIONAL,
INC.,

                           Nominal Defendant.

Case No. 2:25-cv-02186-EFM-ADM

[PROPOSED] PRELIMINARY APPROVAL ORDER

Plaintiffs Fabrizio Morelli and George Assad (the “Plaintiffs”) in the above-captioned actions (the “Actions”) pending in the United States District Court for the District of Kansas (the “Court”) have made an unopposed motion, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, for an order: (i) preliminarily approving the proposed settlement (the “Settlement”) of stockholder derivative claims brought on behalf of Compass Minerals International, Inc. (“Compass” or the “Company”), in accordance with the Stipulation and Agreement of Settlement dated October 24, 2025 (the “Stipulation”); (ii) approving the form and manner of the notice of the Settlement to Current Compass Stockholders; and (iii) setting a date for the Settlement Hearing.1
WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, including, but not limited to, a proposed Settlement and dismissal with prejudice of the above-captioned actions, titled Morelli v. Crutchfield, et al., Lead Case No. 2:24-cv-02496-EFM-ADM (D. Kan.) and Assad v. Crutchfield, et al., Case No. 2:25-cv-02186-EFM-ADM (D. Kan.) (together, the “Actions”);
WHEREAS, the Court having: (i) read and considered Plaintiffs’ Unopposed Motion for Preliminary Approval of Stockholder Derivative Settlement together with the accompanying Memorandum of Law in support thereof; and (ii) read and considered the Stipulation, as well as all the exhibits attached thereto;
WHEREAS, the Court finds, upon a preliminary evaluation, that the proposed Settlement falls within the range of possible approval criteria, as it provides a beneficial result for Compass

——————————————
1 Except as otherwise expressly provided below, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation.

2

and appears to be the product of serious, informed, non-collusive negotiations overseen by an experienced mediator; and
WHEREAS, the Court also finds, upon a preliminary evaluation, that Compass stockholders should be apprised of the Settlement through the proposed form and means of notice, allowed to file objections, if any, thereto, and appear at the Settlement Hearing.
NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:
1.This Court, for purposes of this Preliminary Approval Order, adopts the definitions set forth in the Stipulation.
2.This Court preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate.
3.A hearing shall be held on      , 2025 at      .m., before the
Honorable Eric F. Melgren, at the United States District Court for the District of Kansas, 401 N. Market, Wichita, Kansas 67202 (the “Settlement Hearing”), at which the Court will determine:
(i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate;

(ii) whether the notice of the Settlement fully satisfied the requirements of Rule 23.1 of the Federal Rule of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount and Service Awards should be approved; and (v) such other matters as the Court may deem appropriate.
4.The Court finds that the form, substance, and dissemination of information regarding the proposed Settlement in the manner set out in this Preliminary Approval Order

3

constitutes the best notice practicable under the circumstances and complies fully with Rule 23.1 of the Federal Rules of Civil Procedure and due process.
5.Within twenty-one (21) days after the entry of this Preliminary Approval Order, Compass shall: (1) post a copy of the Notice and the Stipulation and exhibits thereto on the Investor Relations portion of the Company’s website and maintain the documents there through the date of the Settlement Hearing; (2) issue a press release with the Notice; and (3) file with the SEC the Notice and Stipulation and exhibits thereto as exhibits to an SEC Form 8-K. The Notice shall provide a link to the Investor Relations portion of the Company’s website where the Notice and Stipulation and exhibits thereto may be viewed, which page will be maintained through the date of the Settlement Hearing.
6.All costs incurred in the posting, issuing, and filing of the notice of the Settlement shall be paid by Compass, and Compass shall undertake all administrative responsibility for the posting, issuance, and filing of the notice of the Settlement.
7.At least thirty (30) days prior to the Settlement Hearing, Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to the posting, issuance, and filing of the notice of the Settlement as provided for in paragraph 5 of this Preliminary Approval Order.
8.All Plaintiffs Releasing Parties shall be subject to and bound by the provisions of the Stipulation and the releases contained therein, and by all orders, determinations, and judgments in the Actions concerning the Settlement, whether favorable or unfavorable to Plaintiffs Releasing Parties.
9.Pending the Court’s final determination as to final approval of the Settlement, Plaintiffs and Current Compass Stockholders are barred and enjoined from commencing,

4

prosecuting, instigating, or in any way participating in the commencement or prosecution of any derivative action asserting any Released Claims against any of the Released Persons.
10.Any Current Compass Stockholder may appear and show cause, if he, she, or it has any reason why the Settlement embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why a judgment should or should not be entered hereon, or the Fee and Expense Amount or Service Awards should not be awarded. However, no Current Compass Stockholder shall be heard or entitled to contest the approval of the Settlement, or, if approved, the Judgment to be entered thereon, unless that Current Compass Stockholder has caused to be filed, and served on counsel as noted below: (i) a written notice of objection with the case names and number (Morelli v. Crutchfield, et al., Lead Case No. 2:24-cv-02496-EFM-ADM (D. Kan.); Assad v. Crutchfield, et al., Case No. 2:25-cv-02185-EFM-ADM (D. Kan.)); (ii) the Current Compass Stockholder’s name, legal address, and telephone number; (iii) notice of whether such Current Compass Stockholder intends to appear at the Settlement Hearing, the reasons such Current Compass Stockholder desires to appear and be heard, and whether such Current Compass Stockholder is represented by counsel and if so, contact information for counsel; (iv) competent evidence that such Current Compass Stockholder held shares of Compass common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Court, the grounds therefor, as well as all documents or writings such Current Compass Stockholder desires the Court to consider; and (vi) the identities of any witnesses such Current Compass Stockholder plans on calling at the Settlement Hearing, along with a summary description of their expected testimony.

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11.At least twenty-one (21) days prior to the Settlement Hearing, any such Current Compass Stockholder must file the written objection(s) and corresponding materials with the Clerk of the Court, U.S. District Court for the District of Kansas, 401 N. Market, Wichita, Kansas 67202 and serve such materials by that date, on each of the following Parties’ counsel:
Counsel for Plaintiffs:

THE BROWN LAW FIRM, P.C.
Timothy Brown
767 Third Avenue, Suite 2501 New York, NY 10017

GLANCY PRONGAY & MURRAY LLP
Benjamin I. Sachs-Michaels 745 Fifth Avenue, Fifth Floor New York, NY 10151
Counsel for Defendants:

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Jay B. Kasner Susan L. Saltzstein
One Manhattan West New York, NY 10001

12.Only Current Compass Stockholders who have filed with the Court and sent to the Parties’ counsel valid and timely written notices of objection and notices of appearance will be entitled to be heard at the hearing unless the Court orders otherwise.
13.Any Current Compass Stockholder who fails to appear or object in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement and to the Fee and Expense Amount and Service Awards, unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered and the releases to be given as set forth in the Stipulation.
14.The Plaintiffs shall file their motion for final approval of the Settlement at least twenty-eight (28) days prior to the Settlement Hearing. If there is any objection to the Settlement, the deadline to file a response to the objection(s) is at least seven (7) days prior to the Settlement Hearing.

6

15.All proceedings in the Actions are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation and this Preliminary Approval Order.
16.This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to Compass stockholders.
17.Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.
18.The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to Current Compass Stockholders. Any Current Compass Stockholder (or his, her, or its counsel) who wishes to appear at the Settlement Hearing should consult the Court’s calendar and/or the Investor Relations portion of the Company’s website, www.         , for any change in the date and/or time of the Settlement Hearing. The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Parties, if appropriate, without further notice to Current Compass Stockholders. The Court retains jurisdiction to consider all further applications arising out of or connected with the Settlement.

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IT IS SO ORDERED.

DATED:

—————————————————
HONORABLE ERIC F. MELGREN
UNITED STATES DISTRICT JUDGE

8

UNITED STATES DISTRICT COURT
DISTRICT OF KANSAS

FABRIZIO MORELLI, derivatively on behalf of COMPASS MINERALS INTERNATIONAL, INC., Plaintiff, v. KEVIN S. CRUTCHFIELD, et al., Defendants, and COMPASS MINERALS INTERNATIONAL, INC., Nominal Defendant.	Lead Case No. 2:24-cv-02496-EFM-ADM EXHIBIT C

GEORGE ASSAD, Derivatively on Behalf of
Nominal Defendant COMPASS MINERALS
INTERNATIONAL, INC.,

                             Plaintiff,

                             v.

KEVIN S. CRUTCHFIELD, et al.,

                            Defendants,

                            and

COMPASS MINERALS INTERNATIONAL,
INC.,

                           Nominal Defendant.

Case No. 2:25-cv-02186-EFM-ADM

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTIONS

TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF COMPASS MINERALS INTERNATIONAL, INC. (“COMPASS” OR THE “COMPANY”) COMMON STOCK AS OF OCTOBER 24, 2025.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT OF THE DERIVATIVE ACTIONS, PLAINTIFFS RELEASING PARTIES WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING RELEASED CLAIMS.

THESE ACTIONS ARE NOT “CLASS ACTIONS.” THUS, THERE IS NO COMMON FUND
UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that these actions are being settled on the terms set forth in a Stipulation and Agreement of Settlement dated October 24, 2025 (the “Stipulation”). The purpose of this Notice is to inform you of:

•the existence of the above-captioned derivative actions pending in the United States District Court for the District of Kansas (the “Court”), captioned Morelli v. Crutchfield, et al., Lead Case No. 2:24-cv-02496-EFM-ADM (D. Kan.) and Assad v. Crutchfield, et al., Case No. 2:25-cv-02186-EFM-ADM (D. Kan.) (the “Actions”);

•the proposed settlement between Plaintiffs and Defendants (together, “Parties”) reached in the Actions (the “Settlement”),

•the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement and dismissal of the Actions with prejudice,

•Plaintiffs’ Counsel’s application to the Court for a Fee and Expense Amount to be paid by Compass’s insurers, and

•Plaintiffs’ Counsel’s application to the Court for case Service Awards to the two Plaintiffs.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Actions and of your rights in connection with the proposed Settlement.

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Summary

On October 24, 2025, Compass, in its capacity as a nominal defendant, entered into the Stipulation to resolve the Actions, which Stipulation was filed in the Court. The Actions were brought derivatively on behalf of Compass against certain current and former directors and officers of the Company. Compass was named as a nominal defendant in the Actions. The Stipulation, and the settlement contemplated therein (the “Settlement”), subject to the approval of the Court, are intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the complete dismissal of the Actions with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires the Company to adopt and maintain certain corporate governance reforms and procedures, as outlined in Exhibit A to the Stipulation (the “Reforms”), subject to Court approval.

In recognition of the substantial benefits conferred upon Compass as a direct result of the Reforms achieved through the prosecution and Settlement of the Actions, the Parties agreed on September 12, 2025, that Compass’s insurers shall pay to Plaintiffs’ Counsel attorneys’ fees and expenses in the amount of eight hundred fifty thousand dollars ($850,000.00) (the “Fee and Expense Amount”), subject to Court approval. Plaintiffs’ Counsel shall also apply to the Court for service awards to be paid to the two Plaintiffs in an amount of up to one thousand five hundred dollars ($1,500.00) each (the “Service Awards”), to be paid out of the Fee and Expense Amount.

This notice is a summary only and does not describe all of the details of the Stipulation and its exhibits. For full details of the matters discussed in this summary, please see the full Stipulation and its exhibits posted on the Investor Relations portion of the Company’s website, www.    , contact Plaintiffs’ Counsel as set forth below, or inspect the full Stipulation and its exhibits filed with the Clerk of the Court.

What are the Lawsuits About?

The Actions are brought derivatively on behalf of nominal defendant Compass and allege that, inter alia, between February 8, 2023, and March 25, 2024, at least, the Individual Defendants breached their fiduciary duties by issuing and/or causing Compass to issue false and misleading statements and omissions and failing to disclose and/or causing the Company to fail to disclose to the investing public, among other things, that testing on the Company’s proprietary magnesium chloride-based aerial fire retardants did not confirm such fire retardants’ safety and, thus, overstating the prospects of the U.S. Forest Service awarding Compass a renewed contract for using its proprietary magnesium chloride-based aerial fire retardants for the 2024 fire season.

Why is there a Settlement of the Actions?
The Court has not decided in favor of Defendants or the Plaintiffs. Instead, the Parties agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Parties agree, and the Company determined, that the Reforms that the Company will adopt, implement, and maintain as part of the Settlement provide substantial benefits to Compass and its stockholders.

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Individual Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Actions. Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Actions. Nonetheless, Defendants have concluded that it is desirable for the Actions to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation.
The Settlement Hearing, and Your Right to Object to the Settlement
The Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for notice of the Settlement to be provided to current Compass stockholders who owned Compass stock as of October 24, 2025 (“Current Compass Stockholders”). The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on      , 2025 at
: _.m. before the Honorable Eric F. Melgren at the U.S. District Court for the District of Kansas, 401 N. Market, Wichita, Kansas 67202 to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Actions with prejudice, and releasing the Released Claims against the Released Persons; (iv) determine whether the Court should approve the agreed-to Fee and Expense Amount; (v) determine whether the Court should approve the Service Awards to the two Plaintiffs, which shall be funded from the Fee and Expense Amount; and (vii) consider any other matters that may properly be brought before the Court in connection with the Settlement. Upon final approval of the Settlement, the Actions will be dismissed with prejudice.

The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar or the Investor Relations portion of the Company’s website, www.    , for any change in the date, time, or format of the Settlement Hearing.

Any Current Compass Stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the Fee and Expense Amount or Service Awards, may file with the Court a written objection. An objector must, at least twenty-one (21) days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve (either by hand delivery or by first-class mail) upon the below-listed counsel a written objection to the Settlement setting forth (i) a written notice of objection with the case names and numbers (Morelli v. Crutchfield, et al., Lead Case No. 2:24-cv-02496-EFM-ADM (D. Kan.); Assad v. Crutchfield, et al., Case No. 2:25-cv-02185-EFM-ADM (D. Kan.)); (ii) the Current Compass Stockholder’s name, legal address, and telephone number; (iii) notice of whether such Current Compass Stockholder intends to appear at the Settlement Hearing and the reasons such Current Compass Stockholder desires to appear and be heard, and whether such Current Compass Stockholder is represented by counsel and if so, contact information for counsel; (iv) competent evidence that such Current Compass Stockholder held shares of Compass common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Court, the grounds therefor, as well as all documents or writings such Current Compass Stockholder desires the Court to consider; and (vi) the identities of any witnesses such Current Compass Stockholder plans on calling at the Settlement

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Hearing, along with a summary description of their expected testimony. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and shall not be permitted to appear at the Settlement Hearing, except for good cause shown.
IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE RECEIVED BY THE CLERK OF
THE COURT NO LATER THAN      , 2025. The Clerk’s address is:

Clerk of the Court,
U.S. District Court for the District of Kansas 401 N. Market
Wichita, KS 67202

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN
     , 2025. Counsel’s addresses are:

Counsel for Plaintiffs:

THE BROWN LAW FIRM, P.C.
Timothy Brown
767 Third Avenue, Suite 2501 New York, NY 10017

GLANCY PRONGAY & MURRAY LLP
Benjamin I. Sachs-Michaels 745 Fifth Avenue, Fifth Floor New York, NY 10151

Counsel for Defendants:
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Jay B. Kasner
Susan L. Saltzstein
One Manhattan
West New York, NY 10001

An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection, the attorney must serve (either by hand delivery or by first-class mail) a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) days before the Settlement Hearing. Any Compass stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.
Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel

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retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a Current Compass Stockholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to the settlement in the Actions, and from pursuing any of the Released Claims.

CURRENT COMPASS STOCKHOLDERS AS OF OCTOBER 24, 2025 WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

Interim Stay and Injunction

Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and Current Compass Stockholders are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any derivative action asserting any Released Claims against any of the Released Persons.

Scope of the Notice

This Notice is a summary description of the Actions, the complaints, the terms of the Settlement, and the Settlement Hearing. For full details of the matters discussed in this summary, please see the full Stipulation and its exhibits posted on the Investor Relations portion of the Company’s website, www.    , contact Plaintiffs’ Counsel as set forth below, or inspect the full Stipulation and its exhibits filed with the Clerk of the Court.

*    *    *

You may obtain further information by contacting Plaintiffs’ Counsel at: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, E-mail: tbrown@thebrownlawfirm.net; or Bejamin I. Sachs-Michaels, Glancy Prongay & Murray LLP, 745 Fifth Avenue, Fifth Floor, New York, NY 10151 Telephone: (212) 935-7400, E-mail: bsachsmichaels@glancylaw.com. Please Do Not Call the Court or Defendants with Questions About the Settlement.

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UNITED STATES DISTRICT COURT
DISTRICT OF KANSAS

FABRIZIO MORELLI, derivatively on behalf of COMPASS MINERALS INTERNATIONAL, INC., Plaintiff, v. KEVIN S. CRUTCHFIELD, et al., Defendants, and COMPASS MINERALS INTERNATIONAL, INC., Nominal Defendant.	Lead Case No. 2:24-cv-02496-EFM-ADM EXHIBIT D

GEORGE ASSAD, Derivatively on Behalf of
Nominal Defendant COMPASS MINERALS
INTERNATIONAL, INC.,

                             Plaintiff,

                             v.

KEVIN S. CRUTCHFIELD, et al.,

                            Defendants,

                            and

COMPASS MINERALS INTERNATIONAL,
INC.,

                           Nominal Defendant.

Case No. 2:25-cv-02186-EFM-ADM

[PROPOSED] ORDER AND FINAL JUDGMENT

This matter came before the Court for hearing on     , 2025, to consider approval of the proposed settlement (“Settlement”) set forth in the Stipulation and Agreement of Settlement dated October 24, 2025 (the “Stipulation”). The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement. Good cause appearing therefore, the Court enters this Order and Final Judgment (the “Judgment”).
IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1.This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.
2.This Court has jurisdiction over the subject matter of the Actions, including all matters necessary to effectuate the Settlement, and over all Parties.
3.The Court finds that the notice of the Settlement was published and disseminated in accordance with this Court’s Preliminary Approval Order. This Court further finds that the form and content of the Notice, as previously preliminarily approved by the Court, and the means of dissemination of the notice of the Settlement fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process.
4.The Court hereby approves the Settlement set forth in the Stipulation and finds that the Settlement is, in all respects, fair, reasonable, and adequate to each of the Parties, and further finds that the Settlement is in the best interests of Compass Minerals International, Inc. (“Compass” or the “Company”) and its stockholders.

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5.The Actions and all claims contained therein, as well as all of the Released Claims against Released Persons, are dismissed with prejudice. The Parties are to bear their own costs, except as otherwise provided below.
6.Upon the Effective Date, the Plaintiffs Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons. Plaintiffs Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Persons with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in the Settlement and/or this Judgment.
7.Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of Defendants’ Released Persons from Defendants’ Released Claims. The Released Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Defendants’ Released Persons with respect to any of Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting Defendants’ Released Claims against Defendants’ Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or this Judgment.
8.During the course of the litigation, all parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure, and all other similar laws or statutes.

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9.The Court hereby approves the sum of eight hundred fifty thousand dollars ($850,000.00) for the payment of Plaintiffs’ Counsel’s attorneys’ fees and expenses in the Actions (the “Fee and Expense Amount”) and finds that the Fee and Expense Amount is fair and reasonable. No other fees, costs, or expenses may be awarded to Plaintiffs’ Counsel in connection with the Settlement. The Fee and Expense Amount shall be distributed in accordance with the terms of the Stipulation.
10.The Court hereby approves the service awards of one thousand five hundred dollars ($1,500.00) for each of the two Plaintiffs to be paid from Plaintiffs’ Counsel’s Fee and Expense Amount in recognition of Plaintiffs’ participation and effort in the prosecution of the Actions.
11.Nothing in this Stipulation, or any other settlement-related documents or communications, constitutes an admission that any claim which was brought or could have been brought in the Actions has or lacks any merit whatsoever, or that Defendants have committed or engaged in any violation of law or wrongdoing whatsoever.
12.Neither the Stipulation, nor any of its terms or provisions, nor entry of this Judgment, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement, may be construed as, or may be used as evidence of the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.
13.Defendants may file the Stipulation and/or the Judgment in any action that has or may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar, or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

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14.Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation.
15.Pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, this Court hereby finally approves the Stipulation and Settlement in all respects, and orders the Parties to perform its terms to the extent the Parties have not already done so.
16.This Judgment is a final judgment, and the Court finds that no just reason exists for delay in entering the Judgment in accordance with the Stipulation. Accordingly, the Clerk is hereby directed to enter this Judgment forthwith in accordance with Rule 58 of the Federal Rules of Civil Procedure.

IT IS SO ORDERED.

DATED:
————————————————————————————
HONORABLE ERIC F. MELGREN UNITED STATES DISTRICT JUDGE

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